Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

ENDAVO MEDIA AND COMMUNICATIONS, INC.,

a Delaware corporation

i

ARTICLE VII MISCELLANEOUS	14

Section 7.1. Fiscal Year	14
Section 7.2. Seal	14
Section 7.3. Manner of Notice	14
Section 7.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees	14
Section 7.5. Form of Records	15
Section 7.6. Amendment of By-Laws	15
Section 7.7. Registered Office	15
Section 7.8. Other Offices	15
Section 7.9. Certain References	15
Section 7.10. Seniority	15
Section 7.11. Computation of Time	15

ii

AMENDED AND RESTATED BY-LAWS

OF

ENDAVO MEDIA AND COMMUNICATIONS, INC.
____________________________________________________________

ARTICLE I

Meetings of Stockholders

Section 1.1. Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time or, in the absence of action by the Board of Directors, as set forth in the notice given or waiver signed with respect to such meeting pursuant to Section 1.3. Any other proper business may be transacted at the annual meeting.

Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time and any place by the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 1.3. Notice of Meetings. Whenever stock-holders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notice may be given either personally or by sending a copy thereof through the mail, by telegraph, by private delivery service (including overnight courier), or by facsimile transmission, charges prepaid, to each stockholder at his/her address as it appears on the records of the corporation. If mailed, such notice shall be deemed to be given when deposit-ed in the United States mail, postage prepaid, directed to the stock-holder at such stockholder’s address as it appears on the records of the corporation. If the notice is sent by facsimile transmission, it shall be deemed to have been given upon transmission, if transmission occurs before 12:00 noon at the place of receipt, and upon the day following transmission, if transmission occurs after 12:00 noon. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 141-3(e) under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Section 1.4. Adjournments. Any meeting of stock-holders, annual or special, may adjourn from time to time to reconvene at the same or some other place and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the cor-pora-tion may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting pursuant to Section 1.3.

Section 1.5. Quorum. Unless otherwise provided in the certificate of incorporation, these by-laws or as required by law: (a) a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders; (b) in all matters other than the election of directors, the affirmative vote of the majority of shares voting for or against the subject matter shall be the act of the stockholders; (c) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of directors; (d) where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; pro-vided, however, that the foregoing shall not limit the right of the corpora-tion or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stock-holders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson desig-nated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stock-holders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stock-holder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or -by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stock-holders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these by-laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon. Except as provided above, voting will be by ballot on any question as to which a ballot vote is demanded prior to the time the voting begins by any person entitled to vote on such question; otherwise, a voice vote will suffice. Unless otherwise provided in the certificate of incorporation, all elections of directors will be by written ballot. No ballot or change or vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolu-tion fixing the record date is adopted by the Board of Direc-tors, and which record date: (1) in the case of determin-ation of stockholders entitled to vote at any meeting of stockhold-ers or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (2) in the case of determination of stockhold-ers entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for deter-mining stock-holders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stock-holders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determi-nation of stock-holders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourn-ment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meet-ing.

Section 1.9. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stock-holder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockhold-er, for any purpose germane to the meeting at least 10 days prior to the meeting during ordinary business hours at a place within the city where the meeting is to be held, which place shall be specified in the meeting notice, or, if not so specified, at the place where the meeting is to be held. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockhold-ers required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders. Except as otherwise provided by law, failure to comply with this section shall not affect the validity of any action taken at the meeting.

Section 1.10. Action By Written Consent of Stockholders. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstand-ing stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Section 1.11. Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopt-ed by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regula-tions or pro-cedures, whether adopted by the Board of Direc-tors or prescribed by the presiding person of the meeting, may in-clude, without limitation, the following: (i) the establish-ment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or com-ments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.13, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A of the Exchange Act and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 1.13 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(iv) of this Section 1.13) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 1.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.13. Nothing in this Section 1.13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

ARTICLE II

Board of Directors

Section 2.1. Number; Qualifications. The Board of Directors shall consist of not less than one or more than nine members, the number thereof to be determined from time to time by resolu-tion of the Board of Directors. Directors need not be stockholders.

Section 2.2. Election; Resignation; Vacancies. The Board of Directors shall initially consist of the persons named as directors in the certificate of incor-poration or elected by the incorporator of the corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting there-after, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her succes-sor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the corporation, such resignation to specify whether it will be effective at a particular time, upon receipt by the secretary or at the pleasure of the Board of Directors. If no such designation is made, it shall be deemed effective at the pleasure of the Board of Directors. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stock-holders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

Section 2.3. Regular Meetings. A regular annual meeting of the Board of Directors is to be held as soon as practicable after the adjournment of each annual meeting of the stockholders, either at the place of the stockholders meeting or at such other place as the directors elected at the stockholders meeting may have been informed of at or prior to the time of their election. Additional regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine. Notice of regular meetings of the Board of Directors is hereby dispensed with and no notice whatsoever of any meetings need be given.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware when-ever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meet-ing of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat.

Section 2.5. Telephonic Meetings Permitted. Unless the certificate of incorporation provides otherwise, Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communi-cations equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the cer-tificate of incorporation, these by-laws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting business at the meeting; or (2) his/her dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he/she delivers written notice of his/her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation before 5:00 p.m. on the next business day after the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorpora-tion or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

Section 2.9. Fees and Compensation. Directors may receive compensation for their services as directors as determined from time to time by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefore.

ARTICLE III

Committees

Section 3.1. Committees. The Board of Directors may designate one or more commit-tees, each com-mittee to consist of one or more of the directors of the corpora-tion. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they consti-tute a quorum, may unani-mously ap-point another member of the Board of Directors to act at the meeting in place of any such absent or dis-qualified member. Any such commit-tee, to the extent permitted by law and to the extent provided in the resolu-tion of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each commit-tee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

ARTICLE IV

Officers

Section 4.1. Executive Officers; Election; Quali-fications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a Presi-dent and Secre-tary, and it may, if it so determines, choose a Chairperson of the Board and a Vice Chairperson of the Board from among its mem-bers. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Trea-surer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resigna-tion, removal or other-wise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2. Powers and Duties of Executive Offi-cers. The officers of the corporation shall have such powers and duties in the management of the corpora-tion as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offi-ces, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or em-ployee to give security for the faithful perfor-mance of his or her duties.

Section 4.3. Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the President or the Vice President.

ARTICLE V

Stock

Section 5.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairperson or Vice Chairperson of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by such holder in the corpora-tion. Any of or all the signatures on the certificate may be a facsimile, to the extent allowable by law. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or regis-trar at the date of issue. Each certificate for shares shall be consecutively numbered or otherwise identified and will exhibit such information as may be required by law. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the corporation indicated on such certificates or ceases to be the transfer agent or registrar of the corporation, they may still be issued by the corporation and countersigned, registered, issued, and delivered by the corporation’s transfer agent and/or registrar thereafter, as though such person had continued to hold the office indicated on such certificate.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. In the event of the loss, theft, or destruction of any certificate representing shares of the corporation or of any predecessor corporation, the corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register, and issue) a new certificate, and cause the same to be delivered to the registered owner of the shares represented thereby; provided that such owner shall have submitted such evidence showing the circumstances of the alleged loss, theft, or destruction, and his, her, or its ownership of the certificate, as the corporation considers satisfactory, together with any other facts that the corporation considers pertinent; and further provided that, if so required by the corporation, the owner shall provide a bond or other indemnity in form and amount satisfactory to the corporation (and to its transfer agent and/or registrar, if applicable).

Section 5.3. Registration of the Transfer of Shares. Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, property endorsed by the appropriate person or persons with reasonable assurance that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the corporation will be entitled to treat the registered owner of any share of the capital stock of the corporation as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable, or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law, including as may be contemplated by Title 6, Subtitle I, Article 8 of the law (or any comparable successor statutes), as in effect from time to time.

Section 5.4. Shares Without Certificates. The Board of Directors may authorize the issuance of uncertificated shares by the corporation and may prescribe procedures for the issuance and registration of transfer thereof and with respect to such other matters as the Board of Directors shall deem necessary or appropriate.

Section 5.5. Distributions. Subject to such restrictions or requirements as may be imposed by applicable law or the corporation’s certificate of incorporation or as may otherwise be binding upon the corporation, the Board of Directors may from time to time declare, and the corporation may pay or make, dividends or other distributions to its stockholders.

ARTICLE VI

Indemnification and Advancement of Expenses

Section 6.1. Right to Indemnification. The corpora-tion shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reason-ably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indem-nify a Covered Person in connec-tion with a pro-ceeding (or part thereof) commenced by such Covered Person only if the com-mencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.

Section 6.2. Prepayment of Expenses. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3. Claims. If a claim for indemnifica-tion (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefore by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corpora-tion shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclu-sive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorpo-ration, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5. Other Sources. The corpora-tion’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnifica-tion or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.7. Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

Miscellaneous

Section 7.1. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section 7.2. Seal. The Board of Directors may provide for a corporate seal of the corporation that will have inscribed thereon any designation including the name of the corporation, Delaware as the state of incorporation, the year of incorporation, and the words “Corporate Seal.”.

Section 7.3. Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

Section 7.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Any person entitled to vote may waive notice of a meeting (or any notice of any other action required to be given by the law, the corporation’s certificate of incorporation or these by-laws), at any time before, during, or after the meeting or other action, by a writing signed by the person entitled to the notice. Each such waiver shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the trans-action of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a commit-tee of direc-tors need be specified in a waiver of notice.

Section 7.5. Form of Records. Any records main-tained by the corpora-tion in the regular course of its busi-ness, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.6. Amendment of By-Laws. These by--laws may be altered, amended or re-pealed, and new by-laws made, by the Board of Directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.

Section 7.7. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 7.8. Other Offices. The corporation shall also have and maintain an office or principal place of business at 50 West Broadway, Suite 400, Salt Lake City, Utah 84101, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 7.9. Certain References. Any reference herein made to law will be deemed to refer to the law of the State of Delaware, including any applicable provision of Chapter 1 of Title 8 of the Delaware Statutes, or any successor statutes, as fro time to time amended and in effect (sometimes referred to herein as the “Delaware General Corporation Law”). Any reference herein made to the corporation’s certificate of incorporation will be deemed to include all amendments thereto as at any given time on file with the Delaware Secretary of State (any reference herein to that office being intended to include any successor to the incorporating and related functions being performed by that office at the date of the initial adoption of these Bylaws). Except as otherwise required by law, the term “stockholder” as used herein shall mean one who is a holder of record of shares of the corporation.

Section 7.10. Seniority. The law and the certificate of incorporation (in that order of precedence) will in all respects be considered senior and superior to these by-laws, with any inconsistence to be resolved in favor of the law and such certificate of incorporation (in that order of precedence), and with these by-laws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

Section 7.11. Computation of Time. The time during which an act is required to be done, including the time for the giving of any required notice herein, shall be computed by excluding the first day or hour, as the case may be, and including the last day or hour.